UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.   20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of the earliest event reported)
April 14, 2008

Titanium Metals Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-14368	13-5630895
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5430 LBJ Freeway, Suite 1700, Dallas, Texas		75240-2697
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code
(972) 233-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective April 14, 2008, Dr. Charles H. Entrekin resigned from his position of President – Global Operations and Chief Operating Officer to pursue other interests.  Dr. Entrekin’s responsibilities will be assumed by the Company’s President, Bobby D. O’Brien.

The Company has entered into a consulting agreement with Dr. Entrekin pursuant to which he will provide professional consulting services as requested by the Company for a period of twelve months following his resignation.  The consulting agreement provides, in principal part, for a consulting fee of $550,000, payable semi-monthly, during the twelve-month term of the agreement and certain non-competition, non-interference, non-disclosure and proprietary property obligations of Dr. Entrekin.  The consulting agreement replaces the Company’s employment agreement with Dr. Entrekin.

Effective April 14, 2008, Christopher Armstrong was appointed Executive Vice President - Strategic Planning and Business Initiatives of the Company.  Mr. Armstrong has served as a consultant to TIMET on strategic planning and business development matters since November 2007.  From 1998 to 2007 Mr. Armstrong served as a professional in the Corporate Development and Turnaround Divisions of PricewaterhouseCoopers and FTI Consulting ultimately holding the position of Senior Managing Director.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits

Item No.                                                        Exhibit Index
10.1	Consulting Agreement between Dr. Charles H. Entrekin and the registrant, dated April 14, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Titanium Metals Corporation
(Registrant)

By: /s/ Clarence B. Brown III
Date: April 16, 2008	Clarence B. Brown III, Assistant Secretary

INDEX TO EXHIBITS

Item No.	Exhibit Index

10.1	Consulting Agreement between Dr. Charles H. Entrekin and the registrant, dated April 14, 2008.